UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 27, 2007

Date of Report (Date of earliest event reported)

SAFETY INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50070	13-4181699
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Custom House Street, Boston, Massachusetts 02110

(Address of principal executive offices including zip code)

(617) 951-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01       OTHER EVENTS

On November 27, 2007, Safety Insurance Group, Inc. (“Safety” or the “Registrant”) filed revised proposed private passenger auto rates and additional coverages with the Massachusetts Commissioner of Insurance (the “Commissioner”) under the Commissioner’s newly adopted private passenger auto rating regulation.  The November 27, 2007 filing amends Safety’s initial rate filing which was submitted on November 19, 2007 as follows:

•                  Safety’s revised proposed rates provide rate decreases beginning April 1, 2008, for approximately 87% of all drivers insured with Safety, up from 85% in Safety’s initial filing.

•                  Safety’s proposed Loyalty/Renewal Discount for policyholders who maintain continuous coverage with Safety increased to 8% from 5% in the initial filing.

•                  Discounts of 10% were added for:

•                  Hybrid Vehicles

•                  Good Students

•                  Students Away at School

•                  Merit Rating Plan enhancements were added to reduce surcharge factors for operators with 1, 2, or 3 SDIP steps from 15% to 10% for each step.

The November 27, 2007 amended rate filing will become effective unless it is disapproved by the Commissioner within thirty days.

This report includes “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual changes made and results could eventually differ from those set forth in the foregoing statements.  Some of the factors that could cause those statements to differ from actual results are the effects of the new managed competition and the uncertainties of the regulatory review process.  Safety undertakes no obligation to update any “forward-looking statement.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safety Insurance Group, Inc.
(Registrant)
Date: November 28, 2007.

	By:	/s/ WILLIAM J. BEGLEY, JR.
William J. Begley, Jr.
V.P., Chief Financial Officer and Secretary